SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 21, 2004

Date of Report (Date of earliest event reported)

M-Wave, Inc.

(Exact name of registrant as specified in its charter)
Delaware	33-45499	36-3809819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois	60185

(Address of principal executive offices)	(Zip Code)
(630) 562-5550

(Registrant's telephone number)

Item 5. Other Events

The Company is reporting its Board has approved a $3 Million Preferred Stock transaction with private investor: Mercator Advisory Group, LLC and its affiliated funds. The 30,000 Preferred shares issued at $1 are convertible into 3,061,000 shares of Common Stock. The Company will also issue a three-year warrants to purchase an aggregate of 1,530,000 shares of Common Stock at $1.27 a share.

Additionally, M-Wave reports its hearing June 18, 2004 with the NASDAQ appeals panel on its prior delisting determination and its belief that the stockholders' equity requirement of $2.5 Million will be wholly satisfied by the Mercator transaction.

A copy of the Company's press release relating to these matters is filed herewith as Exhibit 99.9.

SIGNATURE Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
M-WAVE, INC.
Date: June 21, 2004	By: /s/ JIM MAYER

Name: Jim Mayer Title: Chief Financial Officer

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION

99.9	Press Release on NASDAQ delisting and other matters